Exhibit 10.23

GRANITE CONSTRUCTION INCORPORATED

ANNUAL INCENTIVE PLAN
(As Adopted by the Board of Directors Effective January 1, 2010)

Amendment No. 2

Section 14 of the Granite Construction Incorporated Annual Incentive Plan, effective January 1, 2010 (the “Plan”) authorizes amendments to the Plan by action of the Compensation Committee of the Company's Board of Directors. Accordingly, the Plan is hereby amended, effective January 1, 2012, as follows:

1.    Section 2.1(o) is amended in its entirety to read as follows:

“(o) “Retirement” means termination of employment after attaining the age of 55 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company. Effective for awards earned on or after January 1, 2012, Retirement means termination of employment after attaining the age of 62 and after at least ten (10) years of service with the Company or after attaining the age of 65 and after at least five (5) years of service with the Company.”

Except as amended hereby, the terms of the Plan remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed this 10th day of November, 2011.

GRANITE CONSTRUCTION INCORPORATED

/s/ James H. Roberts
James H. Roberts
President and Chief Executive Officer

/s/Terry K. Eller
Terry K. Eller
Secretary